UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 15, 2004
(Date of earliest event reported)

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization) 8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	0-6050 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number) 77075-1180 (Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2.02 – Results of Operations and Financial Condition

On December 15, 2004, the Company held a conference call to discuss its fiscal 2004 fourth quarter and year ended October 31, 2004 results, as reflected in the attached press release dated December 15, 2004 released earlier that day. The press release refers to free cash flow for the fourth quarter of $5.5 million, which is defined as total cash flow from operations of $7.1 million less all capital expenditures of $1.6 million. A replay of our audio webcast can be accessed through the “Investor Relations/Events” tab at www.powellind.com. The webcast contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, the Company is subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. The information in this Current Report is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. Pursuant to general instruction B.6. of Form 8-K, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Item 9.01 – Financial Statements and Exhibits

On December 15, 2004, Powell Industries, Inc. (NASDAQ: POWL) announced results for the fiscal 2004 fourth quarter and year ended October 31, 2004. A copy of the press release announcing the results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated December 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2004	POWELL INDUSTRIES, INC. By: /s/ DON R. MADISON Don R. Madison Vice President Chief Financial Officer (Principal Accounting and Financial Officer)